EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
The Board of Trustees and Shareholders
First Potomac Realty Trust:

We consent to the incorporation by reference in the registration statements (Nos. 333-196853, 333-196852, 333-153090, and 333-122611) on Form S-3 and (Nos. 333-175324, 333-172141, 333-161405, 333-161403, 333-142152, and 333-111691) on Form S-8 of First Potomac Realty Trust and subsidiaries (the Company) of our reports dated February 22, 2016, with respect to the consolidated balance sheets of First Potomac Realty Trust as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive (loss) income, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of First Potomac Realty Trust.
Our report refers to the adoption by the Company of ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, in 2014.

/s/ KPMG LLP
McLean, Virginia
February 22, 2016